Exhibit 10.80
Executive Park West II
4720 Gettysburg Rd.
Mechanicsburg, PA 17055
First Addendum to Lease Agreement
This first amendment is made as of the 6th day of March, 2009, by and between Old Gettysburg Associates II, LP, a (“Landlord”), and Select Medical Corporation, a (“Tenant”).
BACKGROUND:
A.	Landlord and Tenant are parties to that certain Office Lease Agreement dated March 19, 2004 pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 2,579 rentable square feet of space known as Suite 304 (3rd floor, front right side of building) in the building located at 4720 Gettysburg Rd., Mechanicsburg, Pennsylvania. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.
B.	Landlord and Tenant now desire to amend the Lease as hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound hereby, Landlord and Tenant agree as follows:
Effective on April 1, 2009, the following terms contained in the Basic Lease shall be amended as follows:
1.	Tenant will continue to lease 2,579 rentable square feet in suite 304 except that the term as of April 1, 2009 shall be on a month to month basis at a rate of $22.12 per rentable square foot. Monthly payments beginning April 1, 2009 will be $4,753.70. The Expense Stop will remain in effect per the original lease agreement.

2.	This may be cancelled by either party with a 30 day notice.
All other terms and conditions contained in the Lease and not amended hereby remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this first Amendment to be duly executed.

Landlord: Old Gettysburg Associates II, LP

WITNESS:		By:	/s/ John Ortenzio

Select Capital Commercial Properties, Inc.
John Ortenzio, President
Agent for Owner

		Tenant:	Select Medical Corporation

ATTEST:	/s/ John F. Duggan	By:	/s/ Michael E. Tarvin

Michael E. Tarvin
(Print name)

Name:	John F. Duggan	Title:	Executive Vice President, General Counsel & Secretary